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EXHIBIT 5.1

LETTER HEAD OF WHITE & CASE LLP

May 23, 2002

APCOA/Standard Parking, Inc.
900 North Michigan Avenue
Suite 1600
Chicago, Illinois 60611

Ladies and Gentlemen:

        We have acted as special counsel to APCOA/Standard Parking, Inc. (the "Company") in connection with the registration of $72,269,000 aggregate principal amount of the Company's 14% Senior Subordinated Second Lien Notes due 2006 (the "Registered Notes") and the guarantees of the Registered Notes (the "Guarantees") by the guarantors listed on Schedule A hereto (the "Subsidiary Guarantors") under the Securities Act of 1933, as amended, on Form S-4 filed with the Securities and Exchange Commission on April 10, 2002 (the "Registration Statement"). The Registered Notes and Guarantees will be issued pursuant to an indenture dated as of January 11, 2002 (the "Indenture"), by and among the Company, the Subsidiary Guarantors and Wilmington Trust Company, as trustee.

        In so acting, we have examined such certificates of public officials and certificates of officers of the Company and its subsidiaries, and the originals (or copies thereof, certified or otherwise identified to our satisfaction) of such corporate documents, records and papers of the Company and its subsidiaries, and such other documents, records and papers as we have deemed relevant and necessary as a basis for such opinion. In this connection, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.

        Our opinions set forth below are limited to the internal laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we do not express any opinion herein concerning any other laws.

        Based on and subject to the foregoing, we are of the opinion that, upon issuance thereof in the manner described in the Registration Statement and authenticated by the Trustee in accordance with the provisions of the Indenture, the Registered Notes will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and by general principles of equity (whether applied by a court of law or equity). Additionally, assuming due authorization, execution and delivery of the Indenture and the Guarantee by each Subsidiary Guarantor, upon issuance of the Registered Notes in the manner described in the Registration Statement and authenticated by the Trustee in accordance with the provisions of the Indenture, the Registered Notes will constitute valid and binding obligations of the Subsidiary Guarantors, respectively, and will be entitled to the benefits of the Indenture, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and by general principles of equity (whether applied by a court of law or equity).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus which is part of the Registration Statement.

                      Very truly yours,

                      /s/  WHITE & CASE LLP

JK:AI:MA

SCHEDULE A

GUARANTORS

A-1 Auto Park, Inc.

APCOA Bradley Parking Company, LLC

APCOA Capital Corporation

APCOA LaSalle Parking Company, LLC

Century Parking, Inc.,

Events Parking Co., Inc.

Executive Parking Industries, LLC

Hawaii Parking Maintenance Inc.

Metropolitan Parking System, Inc.

S&S Parking, Inc.,

Sentinel Parking Co. of Ohio, Inc.

Sentry Parking Corporation

Standard Auto Park, Inc.

Standard Parking Corporation

Standard Parking Corporation IL

Tower Parking, Inc.

Virginia Parking Service, Inc.

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  EXHIBIT 5.1
SCHEDULE A GUARANTORS